UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 8, 2005
                Date of Report (Date of earliest event reported)

                         SAMARITAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                         0-26775                  88-0431538
(State or other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


                101 Convention Center Drive, Suite 310
                             Las Vegas, Nevada                 89109
               (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (702) 735-7001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e4(c))

Item 5.02 -- Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following table sets forth the name, position of our executive officers, directors and key employees as of June 10, 2005:

Name                                   Positions with Company
--------------------------------------------------------------------------------
Dr. Janet R. Greeson (3)               CEO, President, and Chairman of the Board
Eugene J. Boyle                        CFO, COO, and Director
Dr. Thomas Lang                        Chief Drug Development Officer
George Weaver                          Regulatory Affairs Officer
Kristi C. Eads                         Vice President Investor Relations, &
                                       Corporate Secretary
Dr. Laurent Lecanu (3)(4)              Director
Douglas D. Bessert                     Director
Dr. Erasto R. C. Saldi (2)(4)          Director
Welter Budd Holden (2)(3)              Director
H. Thomas Winn (1)(5)                  Director
Cynthia C. Thompson (1)(2)(5)          Director

(1) Member of the Audit and Finance Committee.
(2) Member of the Compensation and Governance Committee.
(3) Member of the Nominating Committee.
(4) Member of the Science and Technology Advisory Committee.
(5) Member of the Internal Control Committee.

Item 5.03 -- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2005, Samaritan Pharmaceuticals' Board of Directors amended the first sentence of Article III, Section 1 of Samaritan Pharmaceuticals' by-laws to provide that Samaritan Pharmaceuticals' Board of Directors shall consist of eight persons. Previously, it provided that the Board of Directors consisted of nine persons. A copy of the amended and restated Bylaws is attached as an exhibit hereto.

On June 10, 2005, the Shareholder Approved and the Board of Directors of Samaritan Pharmaceuticals, Inc. adopted a resolution to amend the Samaritan Pharmaceuticals Article of Incorporation to increase the authorized shares of common stock. A copy of the amended and restated Article of Incorporation is attached as an exhibit hereto.

Item 8.01.  Other Events.

Submission of Matters to a Vote of Security Holders.
(a) The company held its Annual meeting on June 10, 2005 with 115,848,689 shares present for a quorum. The total outstanding shares for the record date of April 20, 2005 were 133,283,603. (b) The four matters voted upon at the meeting were:
(i) To elect three directors for a term expiring at the Annual Meeting of Stockholders in year indicated ("Proposal 1"); (ii) To Amend the Articles of Incorporation to increase the Number of Authorized shares of Common Stock ("Proposal 2"); (iii) Approval of the Adoption of the Samaritan Pharmaceuticals, Inc. 2005 Stock Incentive Plan ("Proposal 3"); and (iv) Ratify the appointment of Sherb & Co., LLP, as our independent auditors for the fiscal year ending December 31, 2005 ("Proposal 4").

(i) With respect to "Proposal 1", Doug Bessert (2008) received 115,121,327 shares in favor for, 114,100 shares against; H Thomas Winn (2008) received 107,211,854 shares in favor for, 8,023,573 shares against, and Laurent Lecanu
(2008) received 115,181,377 shares in favor for, 54,050 shares against, and there were 613,262 abstentions for each director. All nominees were declared to have been elected as directors to hold office until the annual meeting of stockholders in the year indicated. (ii) With respect to "Proposal 2", there were 94,114,871 shares in favor for, 21,393,985 shares were against, and 339,833 shares abstained. Proposal 2 was declared approved. (iii) With respect to "Proposal 3", there were 62,819,726 shares in favor for, 19,770,687 shares were against, and 254,268 shares abstained. Proposal 3 was declared approved. (iv) With respect to "Proposal 4", there were 111,459,202 shares were in favor for and 775,235 shares were against, 3,614,252 shares abstained. Proposal 4 was declared approved.

Item 9.01 - Financial Statements and Exhibits

(c)               Exhibits

Exhibit No.       Exhibit
-----------       --------------------------------------------------------------

3.1 Article of Incorporation of Samaritan Pharmaceuticals, as amended and restated as of June 10, 2005
3.2 By-Laws of Samaritan Pharmaceuticals, as amended and restated as of April 18, 2005

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      Samaritan Pharmaceuticals


 Date: July 8, 2005                                 By:  /s/ Eugene Boyle
                                                         ---------------------
                                                         Eugene Boyle
                                                         Chief Financial Officer